As filed with the Securities and Exchange Commission on April 20, 2004.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROCENTURY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-1718622 (I.R.S. Employer Identification No.)

465 Cleveland Avenue, Westerville, Ohio (Address of Principal Executive Offices)	43082 (Zip Code)

PROCENTURY CORPORATION
2004 STOCK OPTION AND AWARD PLAN
(Full title of the plan)

EDWARD F. FEIGHAN, CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
ProCentury Corporation
465 Cleveland Avenue
Westerville, Ohio 43082
(Name and address of agent for service)

(614) 895-2000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price per	offering	registration
registered	registered	unit(1)	price(1)	fee(1)
Common Shares, without par value	1,299,258 Shares	$7.28	$9,458,599	$1,199

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the book value of the registrant’s Common Shares as of December 31, 2003. As of December 31, 2003, the registrant had shareholder’s equity of $36,397,000 and 4,999,995 outstanding Common Shares, without par value, after giving effect to an amendment to the registrant’s articles of incorporation being filed in connection with the registrant’s initial public offering.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     Not required to be filed in this registration statement.*

Item 2. Registrant Information and Employee Plan Annual Information

     Not required to be filed in this registration statement.*

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Act”) and Note to Part I of Form S-8.

I - 1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The documents listed in (a) through (b) below are incorporated by reference in this registration statement.

(a)	The registrant’s Registration Statement on Form S-1 (File No. 333-111294), first filed December 18, 2003, as amended;

(b)	The description of the registrant’s common shares, without par value, contained in the registrant’s Registration Statement on Form 8-A dated March 19, 2004, which incorporates by reference the description set forth under the heading “Description of Capital Shares” in the registrant’s Registration Statement on Form S-1 (File No. 333-111294), first filed December 18, 2003, as amended.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Ohio Revised Code authorizes Ohio corporations to indemnify officers and directors against liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if the liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Revised Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between the officers and directors and the corporation. A corporation may maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of his status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Revised Code.

     The registrant’s code of regulations provides for indemnification of directors and officers of the registrant to the fullest extent not prohibited by applicable law against any costs and expenses actually and reasonably incurred by or imposed upon a director or officer in connection with any action, suit, investigation or proceeding, whether civil, criminal, administrative or otherwise, with respect to which the director or officer is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a director or officer of the company, or by reason of being or at any time having been, while such a director or officer, an employee or other agent of the company or, at the direction or request of the company, a director, trustee, officer, administrator, manager, employee, member, advisor or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan.

     The registrant maintains a directors’ and officers’ insurance policy which insures its directors and officers from claims arising out of an alleged wrongful act by such persons in their respective capacities as directors and officers of the registrant, subject to certain exceptions.

     The registrant has entered into indemnification agreements with its directors which provide for indemnification to the fullest extent permitted under Ohio law.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8.Exhibits.

Exhibit Number	Description of Exhibit

3.1	Form of Amended and Restated Articles of Incorporation of ProCentury Corporation (incorporated by reference to Exhibit 3.1 to the registrant’s Amendment No. 2 Form S-1 Registration Statement (File No. 333-111294) filed with the Securities and Exchange Commission on March 18, 2003)

3.2	Form of Amended and Restated Code of Regulations of ProCentury Corporation (incorporated by reference to Exhibit 3.2 to the registrant’s Form S-1 Registration Statement (File No. 333-111294) filed with the Securities and Exchange Commission on December 18, 2003)

4.1	Specimen Certificate for common shares, without par value, of ProCentury Corporation (incorporated by reference to Exhibit 4.1 to the registrant’s Amendment No. 1 to Form S-1 Registration Statement (File No. 333-111294) filed with the Securities and Exchange Commission on February 25, 2004)

4.2	ProCentury Corporation 2004 Stock Option and Award Plan (incorporated by reference to Exhibit 10.7 to the registrant’s Form S-1 Registration Statement (File No. 333-111294) filed with the Securities and Exchange Commission on December 18, 2003)

Exhibit Number	Description of Exhibit

5.1	Opinion of Baker & Hostetler LLP as to legality of the common shares being registered

23.1	Consent of KPMG LLP

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto)

24.1	Powers of Attorney (included in the signature page to the registration statement)

Item 9. Undertakings

     The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”).

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, described under Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westerville, State of Ohio, on this 20th day of April, 2004.

PROCENTURY CORPORATION
(Registrant)

By /s/ Edward F. Feighan
Edward F. Feighan, Chairman of the Board, President
and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward F. Feighan, Charles D. Hamm, and John A. Marazza, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, including any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Edward F. Feighan Edward F. Feighan	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	April 20, 2004

/s/ Charles D. Hamm Charles D. Hamm	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 20, 2004

/s/ Christopher J. Timm Christopher J. Timm	Director	April 20, 2004

/s/ John A. Marazza John A. Marazza	Director	April 20, 2004

/s/ Robert F. Fix Robert F. Fix	Director	April 20, 2004

/s/ Jeffrey A. Maffett Jeffrey A. Maffett	Director	April 20, 2004

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

3.1	Form of Amended and Restated Articles of Incorporation of ProCentury
Corporation (incorporated by reference to Exhibit 3.1 to the registrant's
Amendment No. 2 Form S-1 Registration Statement (File No. 333-111294) filed with the Securities and Exchange Commission on March 18, 2003)

3.2	Form of Amended and Restated Code of Regulations of ProCentury
Corporation (incorporated by reference to Exhibit 3.2 to the registrant's
Form S-1 Registration Statement (File No. 333-111294) filed with the
Securities and Exchange Commission on December 18, 2003)

4.1	Specimen Certificate for common shares, without par value, of ProCentury
Corporation (incorporated by reference to Exhibit 4.1 to the registrant's Amendment
No. 1 to Form S-1 Registration Statement (File No. 333-111294) filed with the
Securities and Exchange Commission on February 25, 2004)

4.2	ProCentury Corporation 2004 Stock Option and Award Plan (incorporated by reference to Exhibit 10.7 to the registrant's Form S-1 Registration
Statement (File No. 333-111294) filed with the Securities and Exchange
Commission on December 18, 2003)

5.1	Opinion of Baker & Hostetler LLP as to legality of the common shares being registered

23.1	Consent of KPMG LLP

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto)

24.1	Powers of Attorney (included in the signature page to the registration statement)